Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-158302) and Registration Statement on Form S-8 (No. 333-156036 and No. 333-163003) of Merrill Lynch & Co., Inc. of our report dated October 27, 2010 relating to the financial statements of Banc of America Securities Holdings Corporation, which appears in this Current Report on Form 8-K of Merrill Lynch & Co., Inc. dated November 1, 2010.
/s/ PricewaterhouseCoopers LLP
New York, New York
November 1, 2010

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